SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2015 (December 16, 2015)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 annual meeting of stockholders (“Annual Meeting”) of Elephant Talk Communications Corp. (the “Company”) held on Wednesday December 16, 2015 (“Annual Meeting Date”), Mr. Robert Skaff was duly elected as a director of the Company until the next annual meeting of stockholders or until his successors is duly elected and qualified.

Mr. Skaff is the founder of DiNotte Lighting Hampton which has developed world class OEM and recreational lighting products since 2005. Mr. Skaff was the president of ID Control, an innovative manufacture of patented mobile video equipment for police cars from 2001 to 2004 when ID Control was acquired by Decatur Electronics Decatur. Prior to ID Control, Mr. Skaff was a principal and director of Management Information Systems at Johnson and Johnston Associates which was later acquired by a subsidiary of Japan Energy.

Upon election at the Meeting, Mr. Skaff will receive compensation for his service as a director equal to an annual base salary of $90,000, to be paid quarterly in arrears. In the first year of service a minimum of 50% of the compensation will be payable in shares of the Company’s common stock based on a price of to the then-current market price, which is currently set at 25% of the average closing price of the Company’s common stock for the last 10 trading days of the then-current fiscal quarter.

Since the beginning of the Company’s last fiscal year, Mr. Skaff has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, or in which any related person of Mr. Skaff had or will have a direct or indirect material interest.

Effective December 16, 2015, Mr. Gary Brandt was appointed as the Chief Restructuring Officer of the Company.

Mr. Brandt was the chief financial officer of Arbinet Corporation (NASDAQ:ARBX) from October 2009 until it was acquired by Primus Telecommunications Group in February 2011. From February 2007 to January 2008, Mr. Brandt served as interim chief executive officer of Solomon Technologies, Inc.(OTCBB: SOLM), a publicly traded power supply and electric drive technology company. From December 2005 through February 2007, Mr. Brandt was the Vice President of Corporate Development at SatCon Technology Corporation, a publicly traded renewable energy technology company. Prior to that, beginning in 2001, Mr. Brandt served as Chief Financial Officer of Hydrogenics Corporation (NASDAQ:HYGS), a publicly traded renewable energy company based in Toronto. From 1985 to 2001, Mr. Brandt held variety of senior finance roles within the telecommunications sector, including @Link Networks, MCI and Nortel.  Mr. Brandt serves as a director of the Canadian Entrepreneurs of New England (CENE) since 2015 to present and a director of Streaming Solar Inc and TEN DIGIT Communications LLC since 2012 and 2013, respectively. He received a Bachelor of Commerce degree with Honors from Queen’s University in Kingston, Ontario and a Master in Business Administration from York University in Toronto, Ontario.

There are no arrangements or understandings between Mr. Brandt and any other persons pursuant to which Mr. Brandt was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Brandt and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Brandt had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

Effective December 16, 2015, Mr. Armin Hessler was appointed as the Chief Operating Officer of the Company.

There are no arrangements or understandings between Mr. Hessler and any other persons pursuant to which Mr. Hessler was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Hessler and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Hessler had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

Prior to his appointment as the Chief Operating Officer of the Company, Mr. Hessler has served as the Co-President of our Platform activities since April 2015. He headed Vodafone’s Global Data Center Management, Service Excellence and Enterprise IT, Strategy & Innovation. Before that he was Director IT Operations & IT Customer Services and Director Global Web Enablement at Vodafone. Prior to that Mr. Hessler served Terenci AG (Mobile b2b Solutions), Mannesmann AG (Director International Projects), AT&T-Unisource NV (Director Operations). He also served Telefónica de España (Spain) and was Associate Professor (University of Technology Aachen, Germany). Armin holds various university degrees, studied/served at the University of Technology Aachen, Universidad de Barcelona and as “Visiting Doctoral Fellow” at the Wharton School of Business.

On December 16, 2015, Mr. Tim Payne informed the Company of his decision to resign from the Interim Chief Executive Officer position for personal reasons effective immediately. Mr. Payne remains President of the Company’s subsidiary, Elephant Talk North America Corp. Mr. Payne did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07            Submission of Matters to a Vote of Security Holders.

As described above, the Company held its Annual Meeting on the Annual Meeting Date. The matters voted on at the Annual Meeting were:  the election of directors, the ratification of the appointment of Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP) (“Squar Milner”), the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2015 and a non-binding advisory vote on executive compensation. The total number of shares present and entitled to vote at the Annual Meeting was 161,622,287 shares. The final voting results were as follows:

1.	Proposal to elect director nominees Robert Hal Turner, Yves van Sante, Roderick de Greef, Carl Stevens, Robert Skaff and Dr. Francisco Ros as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The votes cast for this matter were as follows:

	FOR	WITHHELD	BROKER NON-VOTES

Robert Hal Turner	93,783,823	1,145,679	38,320,866
Yves van Sante	93,357,070	1,572,432	38,320,866
Roderick de Greef	93,494,077	1,435,425	38,320,866
Carl Stevens	93,096,174	1,833,328	38,320,866
Robert Skaff	94,352,827	576,675	38,320,866
Dr. Francisco Ros	93,320,686	1,608,816	38,320,866

Each of Robert Hal Turner, Yves van Sante, Roderick de Greef, Carl Stevens, Robert Skaff and Dr. Francisco Ros received the affirmative vote of the majority of the shares present and entitled to vote, and were elected as directors of the Company.

2.	Proposal to ratify the appointment of Squar Milner as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The votes cast for this matter were as follows:

FOR	AGAINST	ABSTAIN
118,490,799	2,207,962	24,185

The proposal to ratify the appointment of Squar Milner as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2014 received the affirmative vote of the majority of the shares present and entitled to vote, and was approved.

3.	The Company’s executive compensation was approved by the stockholders by the votes set forth in the table below:

The votes cast for this matter were as follows:

FOR	AGAINST	ABSTAIN
90,080,228	1,812,822	3,036,452

Item 9.01            Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company dated December 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Dated: December 22, 2015	By:	/s/ Alex Vermeulen
Alex Vermeulen General Counsel